Exhibit 10.4

CUBESMART

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED

EQUITY DISTRIBUTION AGREEMENT

July 29, 2019

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the Amended and Restated Equity Distribution Agreement (the “Agreement”), dated as of July 27, 2018, by and among CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), on the one hand, and Jefferies LLC (the “Manager”), on the other hand. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Transaction Entities and the Manager wish to amend the Agreement through this Amendment No. 1 to Amended and Restated Equity Distribution Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. The following language will be added as a new Section 20 to the Agreement:

“20.  Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Manager is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Manager is a Covered Entity and becomes, or a BHC Act Affiliate of the Manager becomes, subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 2. No Other Amendments; References to Agreements.  Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect.  All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof,

be deemed a reference to the Agreement as amended by this Amendment.   Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Shares prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions) contained in the Agreement.

SECTION 3. Applicable Law.  This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

SECTION 4. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or e-mail transmission.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Transaction Entities and the Manager in accordance with its terms.

Very truly yours,

CUBESMART

By:	/s/ Timothy M. Martin
Name:	Timothy M. Martin
Title:	Chief Financial Officer

CUBESMART, L.P.

By:	/s/ Timothy M. Martin
Name:	Timothy M. Martin
Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

JEFFERIES LLC

By:	/s/ Donald Lynaugh
Name:	Donald Lynaugh
Title:	Managing Director, ECM

3